UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2024

BioRestorative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37603	30-1341024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Marcus Drive Melville, New York	11747
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (631) 760-8100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BRTX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On May 23, 2024, BioRestorative Therapies, Inc. (the “Company”), in consultation with its Audit Committee, concluded that its previously issued financial statements (i) as of and for the two years ended December 31, 2023 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Periods”) and (ii) unaudited interim financial statements for the quarters ended March 31, 2022 through September 30, 2023 included in the Company’s quarterly reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023 (the “Interim Periods”, which, together with the Annual Periods, the “Affected Periods”) should be restated because of a misapplication in the guidance around the accounting for certain warrants, as discussed below, and should no longer be relied upon.  However, the non-cash adjustments to the financial statements for the Affected Periods do not impact the amounts previously reported for the Company’s cash, cash equivalents and investments held in marketable securities.  In addition, such non-cash adjustments will not impact the amounts previously reported as revenues, operating expenses or loss from operations for the Affected Periods.
The warrants at issue are the following:
(i) the warrants to purchase an aggregate of 2,645,000 shares of the Company’s common stock, issued in November 2021 pursuant to an underwritten public offering, which warrants provide for an exercise price of $10.00 per share (the “Public Warrants”);
(ii) the warrants to purchase an aggregate of 1,856,938 shares of the Company’s common stock, issued in November 2021 pursuant to a private offering, which warrants provide for an exercise price of $10.00 per share (the “Private Warrants”); and
(iii) the warrants to purchase an aggregate of 235,970 shares of the Company’s common stock, issued in November 2021 to the underwriter of the public offering, which warrants provide for an exercise price of $12.50 per share (together with the Public Warrants and the Private Warrants, the “Warrants”).
 Historically, the Warrants were included as a component of stockholders’ equity. It has now been determined, in accordance with Accounting Standards Codification 815, that the Warrants should be included as a component of liabilities on the balance sheets and the statements of operations should include the subsequent non-cash changes in estimated fair value of the Warrants (the “Restatement”).
The Restatement is non-cash in nature and will have no impact on the Company’s cash, cash equivalents and investments held in marketable securities.  In addition, the non-cash adjustments will not impact the amounts previously reported as revenues, operating expenses or loss from operations for the Affected Periods.

The Company currently anticipates filing an amended Annual Report on Form 10-K for the year ended December 31, 2023 (“Amended Form 10-K”), which Amended Form 10-K will reflect the impact of the Restatement for the Affected Periods (for the avoidance of doubt, the impact of the Restatement on the Interim Periods will be summarized in the Amended Form 10-K and the Company does not intend to amend its previously issued Form 10-Qs for such Interim Periods).  The Company will effectuate the restatement of its 2023 unaudited interim financial statements in connection with the future filings of its Quarterly Reports on Form 10-Q in 2024. The Company plans to file the Amended Form 10-K as soon as reasonably practicable and is presently targeting such a filing on or before June 28, 2024. The Company also plans to file its Quarterly Report on Form 10-Q for the period ended March 31, 2024 concurrently with such filing.
The preliminary evaluation provided above is subject to the completion of the Company’s restatement analysis and financial close and reporting process, as well as the financial statement audits and reviews for the Affected Periods.
The Audit Committee has discussed the matters described in this Form 8-K with its independent registered accounting firm, Marcum LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: May 24, 2024	By:	/s/ Lance Alstodt
Lance Alstodt
Chief Executive Officer